ADJUSTABLE RATE NOTE (LIBOR 6 Month Index - Rate Caps)

THIS NOTE CONTAINS PROVISIONS ALLOWING FOR CHANGES IN MY INTEREST RATE AND MY MONTHLY PAYMENT. THIS NOTE LIMITS THE AMOUNT MY INTEREST RATE CAN CHANGE AT ANY ONE TIME AND THE MAXIMUM RATE I MUST PAY.

September 12, 2005

11855 WHITE ROCK ROAD,
RANCHO CORDOVA, CA 95742

1.   BORROWER'S PROMISE TO PAY

     In return for a loan that I have received, I promise to pay U.S. $ 1,250,
000.00 (this amount is called "principal"), plus interest, to the order of the Lender. The lender is THE ALLIANCE PORTFOLIO. I understand that the Lender may transfer this Note. The Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this Note is called the "Note Holder."

2.  INTEREST

     Interest will be charged on unpaid principal until the full amount of principal has been paid. I will pay interest at a yearly rate of 12.990 %. The interest rate I will pay will change in accordance with Section 4 of this Note.

     The interest rate required by this Section 2 and Section 4 of this Note is the rate will pay both before and after any default described in Section 6(B) of this Note.

3.   PAYMENTS

     (A)  Time and Place of Payments

          I will pay interest only payments every month.

          I will make my monthly payments on the1ST day of each month beginning on November 1, 2005. I will make these payments every month until I have paid all of the principal and interest and any other charges described below that I may owe under this Note. My monthly payments will be applied to interest before principal. If, on October 1, 2008 I still owe amounts under this Note, I will pay those amounts in full on that date, which is called the "Maturity Date." I will make my monthly payments at 30101 TOWN CENTER DRIVE, #202 - E LAGUNA NIGUEL, CA 92677or at a different place if required by the Note Holder.

     (B)  Amount of My Initial Monthly Payments

          Each of my initial monthly payments will be in the amount ofU.S.$ 13,531.25

     (C)  Monthly Payment Changes

          Changes in my monthly payment will reflect changes in the unpaid principal of my loan and in the interest rate that I must pay. The Note Holder will determine my new interest rate and the changed amount of my monthly payment in accordance with Section 4 of this Note.

     (D)  Balloon Payment Notice

          This Note is subject to Section 2966 of the California Civil Code which provides that the holder of this Note shall give written notice to the Note Maker (Trustor), or his successor in interest of prescribed information at least 90 and not more than 150 days before any balloon payment is due.

     (E)  Non Payment Charges


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          If the balloon payment is NOT paid in full within 10 days after its due date, a late charge may be assessed in an amount equal to a regular monthly late charge payment, multiplied by the sum of one plus the number of months occurring since the payment charge began to accrue from the balloon payment date.

4.   INTEREST RATE AND MONTHLY PAYMENT CHANGES

     (A)  Change Dates

          The interest rate I will pay may change on the1ST day of June, 2007, and on that day every 12TH month thereafter. Each date on which my interest rate could change is called a "Change Date."

     (B)  The Index Beginning with the first Change

          Date, my interest rate will be based on an Index. The "Index" is the average of interbank offered rates for 6 month U.S. Dollar-denominated deposits in the London market ("LIB OR"), as published by the Federal National Mortgage Association. The most recent Index figure available as of the first business day of the month immediately preceding the month in which the Change Date occurs is called the "Current Index". If the Index is no longer available, the Note Holder will choose a new index which is based upon comparable information. The Note Holder will give me notice of this choice.

     (C)  Calculation of Changes Before

          each Change Date, the Note Holder will calculate my new interest rate by adding EIGHT AND THREE-QUARTERS percentage points ( 8.750 %) to the Current Index. Subject to the limits stated in Section 4(D) below, this amount will be my new interest rate until the next Change Date. In no event shall the rate be less than 12.990 %.

          The Note Holder will then determine the amount of the monthly payment that would be sufficient to pay the interest only that I am expected to owe at my new interest rate. The result of this calculation will be the new amount of my monthly payment.

     (D)  Limits on Interest Rate Changes

          The interest rate I am required to pay at the first Change Date will not be greater than 14 . 990% or less than 12.99 %. Thereafter, my interest rate win never be increased or decreased on any single Change Date by more than 2 .000 percentage point(s) ( 2.000 %) from the rate of interest I have been paying for the preceding twelve (12) months. My interest rate will never be greater than 22.990%.

     (E)  Effective Date of Changes

          My new interest rate will become effective on each Change Date. I will pay the amount of my new monthly payment beginning on the first monthly payment date after the Change Date until the amount of my monthly payment changes again.

     (F)  Notice of Changes

          The Note Holder will deliver or mail to me a notice of any changes in my interest rate and the amount of my monthly payment before the effective date of any change. The notice will include information required by law to be given me and also the title and telephone number of a person who will answer any question I may have regarding the notice.

5. BORROWER'S RIGHT TO PREPAY REFER TO EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF.

         I have the right to make payments of principal at any time before they are due. A payment of principal only is known as a "prepayment." When I make a prepayment, I will tell the Note Holder in writing that I am doing so.

         I may make a full prepayment or partial prepayments without paying any prepayment charge. The Note Holder will use all of my prepayments to reduce the amount of principal that I owe under this Note. In make a partial prepayment, there will be no changes in the due dates of my monthly payments unless the Note Holder agrees in writing to those changes. My partial prepayment may reduce the amount of my monthly payments after the first Change Date following my partial prepayment.


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     However, any reduction due to my partial prepayment may be offset by an interest rate increase.

6.   BORROWER'S FAILURE TO PAY AS REQUIRED

     (A)  Late Charges for Overdue Payments

          If the Note Holder has not received the fun amount of any monthly payment by the end of 10 calendar days after the date it is due, I will pay a late charge to the Note Holder. The amount of the charge will be 10.000% of my overdue payment of principal and interest. I will pay this late charge promptly but only once on each late payment.

     (B)  Default

          If I do not pay the full amount of each monthly payment on the date it is due, I will be in default.

     (C)  Notice of DefauIt

          If I am in default, the Note Holder may send me a written notice telling me that if I do not pay the overdue amount by a certain date, the Note Holder may require me to pay immediately the full amount of principal which has not been paid and all the interest that I owe on that amount. That date must be as least 30 days after the date on which the notice is delivered or mailed to me.

     (D)  No Waiver by Note Holder

          Even if, at a time when I am in default, the Note Holder does not require me to pay immediately in full as described above, the Note Holder will still have the right to do so if I am in default at a later time.

     (E)  Payment of Note Holder's Costs and Expenses

          If the Note Holder has required me to pay immediately in full as described above, the Note Holder will have the right to be paid back by me for all of its costs and expenses in enforcing this Note to the extent not prohibited by applicable law. Those expenses include, for example, reasonable attorneys' fees.

7.   GIVING OF NOTICES

     Unless applicable law requires a different method, any notice that must be given to me under this Note will be given by delivering it or by mailing it by first class mail to me at the Property address above or at a different address if I give the Note Holder a notice of my different address.

     Any notice that must be given to the Note Holder under this Note will be given by mailing it by first class mail to the Note Holder at the address stated in Section 3(A) above or at a different address if! am given a notice of that different address.

8.   OBLIGATIONS OF PERSONS UNDER THIS NOTE

     If more than one person signs this Note, each person is fully and personally obligated to keep all of the promises made in this Note, including the promise to pay the full amount owed. Any person who is a guarantor, surety or endorser of this Note is also obligated to do these things. Any person who takes over these obligations, including the obligations of a guarantor, surety or endorser of this Note, is also obligated to keep all of the promises made in this Note. The Note Holder may enforce its rights under this Note against each person individually or against all of us together. This means that anyone of us may be required to pay all of the amounts owed under this Note.

9.   WAIVERS

     I and any other person who has obligations under this Note waive the rights of presentment and notice of dishonor. "Presentment" means the right to require the Note Holder to demand payment of amounts due. "Notice of dishonor" means the right to require the Note Holder to give notice to other persons that amounts due have not been paid.

10.  LOAN CHARGES

     If a law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be col1ected in connection with this loan exceed the permitted limits, then:
(i) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from me which exceeded permitted limits will be refunded to me. The Note Holder may choose to make this refund by reducing the


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principal I owe under this Note or by making a direct payment to me. If a refund reduces principal, the reduction will be treated as a partial prepayment.

11.  UNIFORM SECURED NOTE

     This Note is a uniform instrument with limited variations in some jurisdictions. In addition to the protections given to the Note Holder under this Note, a Mortgage, Deed of Trust or Security Deed (the "Security Instrument"), dated the same date as this Note, protects the Note Holder from possible losses which might result if I do not keep the promises which I make in this Note. The Security Instrument describes how and under what conditions I may be required to make immediate payment in full of all amounts I owe under this Note. Some of those conditions are described as follows:

     In the event of sale, conveyance, or alienation of said property, or any part thereof, or any interest therein, whether voluntary or involuntary, Note Holder shall have the right of acceleration, at his option, to declare this Note, irrespective of the maturity date expressed herein, and without demand or notice, immediately due and payable, including any prepayment charge provided for herein. No waiver of this right shall be effective unless in writing. Consent by the beneficiary to one such transaction shall not constitute a waiver of the right to require such consent to succeeding transactions. Should any additional funds be advanced or becomes necessary to be advanced to protect the security of this obligation, including but not limited to payments to senior lien holders, delinquent property taxes, and fire insurance whereby the Note Holder is named as additional "Loss Payee", or any other action is required with respect to this note whereby the security herein provided for shall be impaired in any manner what-so-ever, then the within Note shall, at the option of the Beneficiary, immediately become due and payable.

/S/ GENERAL ENVIRONMENTAL MANAGEMENT OF RANCHO CORDOVA, LLC


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                                   Exhibit "A"
                       Special Requirements Rider to Note


           In connection with the Revised Conditional Loan Commitment dated August 30, 2005 the note shall include the following:


                 1. The Alliance Portfolio does not allow borrowers to be due for two monthly payments at anyone time on either the senior lien or this current loan. If any obligation, monetary or nonmonetary, owed under this Note or the Deed of Trust securing it becomes 30 days delinquent The Alliance Portfolio will record a Notice of Default at which time the interest rate reflected in the Note shall increase, without notice to Borrower, by 9% per annum, which Beneficiary may collect in the regularly scheduled installments thereafter due under this Note or upon maturity or earlier prepayment of this Note. The increase shall cease when an obligations owed under this Note and Deed of Trust, monetary and nonmonetary, are completely current.


                2. A default upon any provision or condition in the Note and Deed of Trust including Riders shall constitute a default upon any provisions and conditions.


                3. The Holder may choose to advance money to protect the security of the Deed of Trust securing this Note for, by way of example only, payments due Senior Liens, Fire Insurance, or Property Taxes. AH sums advanced by the Holder shall be added to the principal balance of this Note and shall bear interest at the then applicable Note rate until paid. An Administrative charge of 10% of the advancement shall be paid to the Servicing Agent per advancement


                4. Prepayment penalty: No penalty after 12 months from settlement date. (Subject to 6 months interest on principal paid in excess of 20% per year).


                5. MULTIPLE BENEFICIARIES: The consent of 51% in interest of the Beneficiaries of this Deed of Trust is necessary and sufficient to bind and to direct the action to be taken by all Beneficiaries of this Deed of Trust.

                /S/  General Environmental Management of Rancho Cordova, LLC